Exhibit 99.1

CONTACTS: Allergan: Investors: Lisa DeFrancesco (862) 261-7152 Media: Mark Marmur (862) 261-7558

Allergan Reports Exceptional Third Quarter 2015 Continuing Operations Performance with 90% Increase in Net Revenue to $4.1 Billion and 65% Growth in Non-GAAP EPS to $3.48

— Adjusted EBITDA from Continuing Operations Increases 168% to $2 Billion in Third Quarter 2015 —

— Adjusted EBIT from Continuing Operations of $1.93 billion —

— Q3 2015 GAAP Loss from Continuing Operations Per Share of $2.35 —

— Results Reflect Global Generics Held for Sale as Discontinued Operations for Third Quarter 2015 —

— Solid Financial Performance From Generics Business and Divestiture On-Track For First Quarter 2016 Close —

DUBLIN, IRELAND – November 4, 2015 – Allergan plc (NYSE: AGN) reported continued exceptional performance with net revenue increasing 90 percent to $4.1 billion for the quarter ended September 30, 2015, compared to $2.2 billion in the third quarter 2014. On a non-GAAP basis, diluted earnings per share increased 65 percent to $3.48 for the third quarter 2015, compared to $2.11 in the third quarter 2014. GAAP loss from continuing operations per diluted share for the third quarter 2015 was $2.35, compared to GAAP loss from continuing operations per diluted share of $4.40 in the prior year period. GAAP results were impacted by amortization and acquisition-related expenses, including license agreements, impairments, acquisition accounting valuation related expenses and severance associated with acquired businesses, mainly the acquisition of Allergan on March 17, 2015 and research and development (R&D) expenses resulting from the acquisition of R&D assets from Merck and Naurex.

As a result of the announced proposed divestiture of Allergan’s Global Generics business to Teva on July 27, 2015, the financial results of the Company’s Global Generics business are being reported as discontinued operations in the condensed consolidated statements of operations for the third quarter 2015. These portions of the Company’s results will continue to be reported as discontinued operations until the close of the transaction, expected to occur in the first quarter of 2016. The Global Generics business delivered solid performance in line with expectations during the quarter. Continuing operations includes the U.S. Brands, U.S. Medical, International Brands and Anda distribution segments. All prior year results have been recast to reflect continuing operations results.

“Allergan delivered exceptional performance across the board in the third quarter that exceeded expectations. These strong results were driven by our continued focus on customers, fueling volume-driven year-over-year growth in our U.S. Brands, Medical Aesthetics, International Brands and Anda Distribution segments, while also executing pre-integration activities ahead of the divestiture of the Generics business to Teva, which remains on track to be completed in the first quarter of 2016,” said Brent Saunders, CEO and President of Allergan. “I would like to thank our more than 30,000 global employees for their continued laser focus as we continue to better serve our customers, their patients and transform Allergan into a branded Growth Pharma leader.”

“In the third quarter, we also continued to build on our therapeutic area leadership through continued productivity within our pipeline and business development efforts to create long-term growth. We advanced many of our late-stage pipeline programs, including Food and Drug Administration (FDA) approvals of Viberzi and VRAYLAR (cariprazine). We also announced the acquisition of AqueSys, and completed the acquisitions of Kythera, Oculeve and the Naurex compounds. These achievements strongly position Allergan for long-term sustainable growth driven by potentially game-changing treatments for physicians and their patients.”

For the third quarter 2015, adjusted EBITDA from continuing operations increased 168 percent to $2 billion, compared to $753 million for the third quarter 2014. Adjusted EBIT from continuing operations in the third quarter 2015 was $1.93 billion. Cash flow from operations for the third quarter of 2015 was $1.0 billion and cash and marketable securities were $2.07 billion as of September 30, 2015. Cash from operations was impacted in the quarter as a result of the acquired R&D assets from Merck and Naurex.

Operating Expenses

Total non-GAAP SG&A as a percent of non-GAAP revenue for the third quarter 2015 was 22.4 percent compared to 25.5 percent in the prior year period. Non-GAAP R&D investment for the third quarter 2015 was $305 million. As of September 30, 2015, the Company had outstanding indebtedness of $42.7 billion primarily as a result of the legacy Allergan acquisition and other recent acquisitions.

Amortization and Tax

Amortization expense for the third quarter 2015 was $1.6 billion, compared to $705 million in the third quarter of 2014 primarily due to the acquisition of Allergan.

The Company’s non-GAAP tax rate was 8.4 percent in the third quarter 2015. The Company experienced a benefit to its tax rate as a result of the impact of its entire interest expense allocated to continuing operations earnings. This benefit will moderate with reduction of debt over time.

The following table represents revenue from Allergan’s top promoted products.

ALLERGAN PLC

NET REVENUES TOP PROMOTED PRODUCTS

(Unaudited; in millions)

	Three Months Ended September 30,
	Global				U.S.				International
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Botox®	$604.5	$—	$604.5	n.m.	$435.7	$—	$435.7	n.m.	$168.8	$—	$168.8	n.m.
Restasis®	328.3	—	328.3	n.m.	312.8	—	312.8	n.m.	15.5	—	15.5	n.m.
Namenda® IR	54.9	307.0	(252.1)	(82.1)%	54.9	307.0	(252.1)	(82.1)%	—	—	—	n.m.
Namenda XR®	214.5	120.6	93.9	77.9%	214.5	120.6	93.9	77.9%	—	—	—	n.m.
Fillers	167.6	—	167.6	n.m.	89.7	—	89.7	n.m.	77.9	—	77.9	n.m.
Lumigan®/Ganfort®	157.9	—	157.9	n.m.	71.7	—	71.7	n.m.	86.2	—	86.2	n.m.
Bystolic®	155.7	138.6	17.1	12.3%	155.3	138.1	17.2	12.5%	0.4	0.5	(0.1)	(20.0)%
Asacol®/Delzicol®	157.2	153.7	3.5	2.3%	141.9	135.2	6.7	5.0%	15.3	18.5	(3.2)	(17.3)%
Alphagan®/Combigan®	120.8	—	120.8	n.m.	81.4	—	81.4	n.m.	39.4	—	39.4	n.m.
Linzess®/Constella®	117.5	80.0	37.5	46.9%	117.5	79.7	37.8	47.4%	—	0.3	(0.3)	(100.0)%
Viibryd®/Fetzima®	84.5	66.4	18.1	27.3%	84.5	66.4	18.1	27.3%	—	—	—	n.m.
Lo Loestrin®	90.8	71.6	19.2	26.8%	89.8	70.8	19.0	26.8%	1.0	0.8	0.2	25.0%
Breast Implants	64.4	—	64.4	n.m.	32.5		32.5	n.m.	31.9	—	31.9	n.m.
Estrace® Cream	87.4	66.7	20.7	31.0%	87.4	66.7	20.7	31.0%	—	—	—	n.m.
Aczone®	48.0	—	48.0	n.m.	48.0	—	48.0	n.m.	—	—	—	n.m.
Minastrin® 24	74.4	54.0	20.4	37.8%	74.4	54.0	20.4	37.8%	—	—	—	n.m.
Other Products Revenues	984.5	591.9	392.6	66.3%	756.6	554.2	202.4	36.5%	227.9	37.7	190.2	504.5%

Total Products Revenues	3,512.9	1,650.5	1,862.4	112.8%	2,848.6	1,592.7	1,255.9	78.9%	664.3	57.8	606.5	1049.3%

ANDA Revenues	576.0	500.3	75.7	15.1%	576.0	500.3	75.7	15.1%	—	—	—	n.m.

Total Net Revenues	$4,088.9	$2,150.8	$1,938.1	90.1%	$3,424.6	$2,093.0	$1,331.6	63.6%	$664.3	$57.8	$606.5	1049.3%

For the third quarter 2015, total global branded product revenues were $3.5 billion versus $1.7 billion in the prior year quarter. Top key branded product highlights in the quarter included:

•	Botox® revenues in the third quarter of 2015 were $605 million, driven by continued strong performance in both aesthetic and therapeutic indications.

•	Restasis® revenues in the third quarter of 2015 were $328 million, driven by continuing strong promotional efforts.

•	Namenda® XR revenues in the third quarter of 2015 were $215 million, as prescriptions and formulary coverage remained stable following the loss of exclusivity of Namenda® IR.

•	Fillers’ revenues in the third quarter of 2015 were $168 million, reflecting strong performance and typical third quarter seasonality.

•	Bystolic® revenues in the third quarter 2015 were $156 million, driven by increased promotional efforts.

•	Linzess®/Constella® revenues in the third quarter of 2015 were $118 million, driven by strong OTC conversion momentum.

•	Viibryd®/Fetzima® revenues in the third quarter were $85 million, driven by strong prescription growth in Fetzima®.

•	LoLoestrin® revenues in the third quarter of 2015 were $91 million, driven by continuing strong promotional efforts.

Third Quarter 2015 Business Segment Results

U.S. Brands

	Three Months Ended September 30,		Change
(Unaudited; $ in millions)	2015	2014	Dollars	%
Central Nervous System (CNS)	$657.9	$554.6	$103.3	18.6%
Eyecare	539.9	—	539.9	n.m.
Gastroenterology (GI)	398.6	327.0	71.6	21.9%
Women’s Health	272.8	238.8	34.0	14.2%
Cardiovascular	155.3	138.1	17.2	12.5%
Infectious Disease	52.3	22.7	29.6	130.4%
Urology	69.3	26.7	42.6	159.6%
Other	245.2	284.8	(39.6)	-13.9%

Net revenues	$2,391.3	$1,592.7	$798.6	50.1%

Operating expenses:
Cost of sales(1)	290.2	253.1	37.1	14.7%
Selling and marketing	409.8	315.3	94.5	30.0%
General and administrative	26.9	36.9	(10.0)	-27.1%

Segment contribution	$1,664.4	$987.4	$677.0	68.6%

Segment margin	69.6%	62.0%		7.6%
Segment gross margin	87.9%	84.1%		3.8%

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

U.S. Brands net revenue of $2.4 billion for the third quarter 2015 represents a 50 percent increase over $1.6 billion in the third quarter 2014. Growth was mainly attributed to the acquisition of Allergan legacy products, including Botox®, Restasis®, Lumigan®/Ganfort®, and Combigan®, strong growth from Namenda® XR, Linzess®, Viibryd®/Fetzima®, LoLoestrin®, Estrace® Cream, Minastrin® and Bystolic®.

U.S. Brands gross margin for the third quarter 2015 was 87.9 percent. Selling & marketing (S&M) expenses increased 30 percent due to the acquisition of Allergan and the additional of promotional support for the Allergan legacy products, while G&A expenses decreased 27 percent respectively versus third quarter 2014 due to synergies from integration initiatives.

Overall, net segment contribution for the third quarter 2015 increased 69 percent over the prior year period to $1.66 billion.

U.S. Medical Aesthetics

	Three Months Ended September 30,		Change
(Unaudited; $ in millions)	2015	2014	Dollars	%
Facial Aesthetics Total	$249.0	$—	$249.0	n.m.
Medical Dermatology Total	144.6	—	144.6	n.m.
Plastic Surgery Total	63.7	—	63.7	n.m.

Net revenues	$457.3	$—	$457.3	n.m.

Operating expenses:
Cost of sales(1)	27.7	—	27.7	n.m.
Selling and marketing	89.2	—	89.2	n.m.
General and administrative	7.8	—	7.8	n.m.

Segment contribution	$332.6	$—	$332.6	n.m.

Segment margin	72.7%
Segment gross margin	93.9%

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

Third quarter 2015 U.S. Medical Aesthetics net revenue was $457 million. Results were attributed to the Allergan acquisition.

U.S. Medical Aesthetics selling and marketing (S&M) expenses for the third quarter of 2015 were $89.2 million, and general & administrative expense (G&A) for the third quarter 2015 were $7.8 million.

U.S. Medical Aesthetics segment margin for the third quarter 2015 was 72.7 percent. U.S. Medical Aesthetics gross margin for the third quarter 2015 was 93.9 percent.

International Brands

	Three Months Ended September 30,		Change
(Unaudited; $ in millions)	2015	2014	Dollars	%
Eyecare	$281.5	$—	$281.5	n.m.
Facial Aesthetics	176.6	—	176.6	n.m.
Other Therapeutics	167.9	57.8	110.1	190.5%
Plastic Surgery	34.6	—	34.6	n.m.

Net revenues	$660.6	$57.8	$602.8	1042.9%

Operating expenses:
Cost of sales(1)	112.5	24.7	87.8	355.5%
Selling and marketing	155.8	10.2	145.6	1427.5%
General and administrative	41.0	5.2	35.8	688.5%

Segment contribution	$351.3	$17.7	$333.6	1884.7%

Segment margin	53.2%	30.6%		22.6%
Segment gross margin	83.0%	57.3%		25.7%

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

International Brands net revenue for the third quarter 2015 was $661 million compared to $58 million in the third quarter 2014. Growth was mainly attributed to revenues associated with acquired legacy Allergan products, including Botox®, Juvederm®, Ganfort®, Combigan®, and Ozurdex®.

International Brands selling and marketing (S&M) expenses for the third quarter of 2015 were $156 million, and general & administrative expense (G&A) for the third quarter 2015 were $41 million. International Brands segment margin for the third quarter 2015 was 53 percent. International Brands gross margin for the third quarter 2015 was 83 percent.

Anda Distribution

	Three Months Ended
	September 30,		Change
	2015	2014	Dollars	%

Net revenues	$576.0	$500.3	$75.7	15.1%
Operating expenses:
Cost of sales(1)	495.5	422.6	72.9	17.3%
Selling and marketing	36.3	34.7	1.6	4.6%
General and administrative	11.0	9.1	1.9	20.9%

Segment contribution	$33.2	$33.9	(0.7)	(2.1)%

Segment margin	5.8%	6.8%		(1.0)%
Segment gross margin	14.0%	15.5%		(1.5)%

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

Anda Distribution net revenue for the third quarter 2015 increased 15 percent to $576 million, compared to $500 million, in the third quarter of 2014 due to new launches and volume growth.

Anda Distribution segment margin was 5.8 percent in the third quarter of 2015 compared to 6.8 percent in the prior year period, mainly due to lower gross margins related to product mix. Anda Distribution adjusted gross margin for the third quarter 2015 was 14 percent.

Comments Regarding Potential Pfizer Transaction

At this time, as a result of the press release Allergan issued on October 29, 2015, confirming the Company has been approached by Pfizer, Inc. and is in preliminary friendly discussions regarding a potential business combination transaction, the Company will not be issuing any financial forecasts that could require additional reporting under Rule 28 of the Irish Takeover Rules.

Third-Quarter 2015 Webcast and Conference Call Details

Allergan will host a conference call and webcast today at 9:00 a.m. Eastern Time to discuss third quarter 2015 results. The dial-in number to access the call is U.S./Canada (877) 251-7980, International (706) 643-1573. The Conference ID is 62103022. To access the live webcast, go to Allergan’s Investor Relations Web site at http://ir.allergan.com.

A replay of the conference call will also be available beginning approximately two hours after the call’s conclusion and will remain available through 11:30 p.m. Eastern Time on November 18, 2015. The replay may be accessed by dialing (855) 859-2056 and entering Conference ID 62103022. From international locations, the replay may be accessed by dialing (404) 537-3406 and entering the same Conference ID#. To access the webcast replay, go to Allergan’s Investor Relations Web site at http://ir.allergan.com.

Allergan R&D Day Webcast Details

Allergan will host its R&D Day today in Irvine to provide an overview of the Company’s research and development strategy and updates on its key pipeline programs. The meeting will begin today at 11:00 a.m. EST and will be webcast simultaneously.

In-person attendance at the meeting is by invitation only. The webcast will be available live to investors and the media on Allergan’s Web site or at the following link: https://www.webcaster4.com/Webcast/Page/618/10953/. To access the webcast replay, go to Allergan’s Investor Relations Web site at http://ir.allergan.com.

About Allergan

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a unique, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world.

Allergan markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Allergan is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives.

For more information, visit Allergan’s website at www.allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; risks associated with acquisitions, divestitures, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

The following table presents Allergan plc’s GAAP to non-GAAP statement of operations for the three months ended September 30, 2015 and 2014:

Table 1

ALLERGAN PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO NON-GAAP STATEMENT OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Net revenues	$4,088.9	$(3.7	) (1)	$4,085.2	$2,150.8	$—		$2,150.8

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	1,242.9	(318.2	) (2)	924.7	1,183.1	(482.7	) (12)	700.4
Research and development	1,260.5	(955.5	) (3)	305.0	276.6	(84.4	) (13)	192.2
Selling, general and administrative	1,073.2	(158.4	) (4)	914.8	963.1	(414.4	) (14)	548.7
Amortization	1,560.2	(1,560.2	) (5)	—	705.0	(705.0	) (5)	—
In-process research and development impairments	300.0	(300.0	) (6)	—	305.0	(305.0	) (15)	—
Asset sales and impairments, net	(4.4)	4.4	(6)	—	—	—	(15)	—

Total operating expenses	5,432.4	(3,287.9)		2,144.5	3,432.8	(1,991.5)		1,441.3

Operating (loss) / income	(1,343.5)	3,284.2		1,940.7	(1,282.0)	1,991.5		709.5

Non-operating income (expense):
Interest income	3.8	—		3.8	1.6	(0.0)		1.6
Interest expense	(340.2)	(19.4	) (7)	(359.6)	(132.1)	(12.5	) (16)	(144.6)
Other income (expense), net	0.2	(5.0	) (8)	(4.8)	29.4	(24.7	) (17)	4.7

Total other income (expense), net	(336.2)	(24.4)		(360.6)	(101.1)	(37.2)		(138.3)

(Loss) / income before income taxes and noncontrolling interest	(1,679.7)	3,259.8		1,580.1	(1,383.1)	1,954.3		571.2
(Benefit) / provision for income taxes	(824.9)	957.5	(9)	132.6	(221.0)	228.7	(9)	7.7

Net (loss) / income from continuing operations, net of tax	(854.8)	2,302.3		1,447.5	(1,162.1)	1,725.6		563.5

Income / (loss) from discontinued operations, net of tax	6,157.4	(6,157.4	) (10)	—	119.3	(119.3	) (10)	—

Net income / (loss)	5,302.6	(3,855.1)		1,447.5	(1,042.8)	1,606.3		563.5

(Income) / loss attributable to noncontrolling interest	(1.4)	1.4		—	—	—		—

Net income / (loss) attributable to shareholders	5,301.2	(3,853.7)		1,447.5	(1,042.8)	1,606.3		563.5

Dividends on preferred shares	69.6	(69.6	) (11)	—	—	—	(11)	—

Net income / (loss) attributable to ordinary shareholders	$5,231.6	$(3,784.1)		$1,447.5	$(1,042.8)	$1,606.3		$563.5

Income / (loss) per share attributable to ordinary shareholders - basic:
Continuing operations	$(2.35)			$3.68	$(4.40)			$2.13
Discontinued operations	15.64			—	0.45			—

Net income / (loss) per share - basic	$13.29			$3.68	$(3.95)			$2.13

Income / (loss) per share attributable to ordinary shareholders - diluted:
Continuing operations	$(2.35)			$3.48	$(4.40)			$2.11
Discontinued operations	15.64			—	0.45			—

Net income / (loss) per share - diluted	$13.29			$3.48	$(3.95)			$2.11

Weighted average shares outstanding:
Basic	393.6			393.6	264.3			264.3

Diluted	393.6			416.3	264.3			267.4

Footnotes to the statement

(1)	Net revenues – Amounts included in the quarter ended September 30, 2015 represents upfront consideration recognized from out licensed products.
(2)	Cost of sales (excludes amortization and impairment of acquired intangibles including product rights) – Amount in cost of sales in the quarter ended September 30, 2015 includes amortization of the Forest, Allergan, and Durata related inventory step ups of $292.9 million as the inventory acquired in each acquisition was sold to the Company’s third party customers. Also included in cost of sales for the quarter ended September 30, 2015 was the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $4.3 million, and expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $20.6 million.
(3)	Research and development – Research and development costs in the quarter ended September 30, 2015, primarily included upfront license fees and milestone payments associated with select R&D projects of $857.3 million, of which $571.7 million relates to the acquired R&D assets from Naurex and $250.0 million from the Merck license agreement. Also included in the quarter ended September 30, 2015 was severance and other integration costs incurred in connection with the Allergan acquisition of $18.2 million, the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $15.4 million and expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $60.1 million.
(4)	Selling, general and administrative - Selling and marketing costs in the quarter ended September 30, 2015, primarily included severance, severance related and other integration costs incurred in connection with the Allergan acquisition of $5.4 million and the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $24.6 million. General and administrative costs in the quarter ended September 30, 2015 primarily included integration and severance expenses associated with the Allergan and Forest acquisitions of $83.6 million, the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $18.6 million, litigation charges of $17.5 million, and the reversal of mark-to-market unrealized (gains) / losses associated with foreign currency options exercisable in future periods.
(5)	Amortization – Includes amortization of acquired intangibles including product rights.

(6)	In-process research and development (“IPR&D”) impairments and asset sales and impairments, net – IPR&D impairments in the quarter ended September 30, 2015 relate primarily to the abandonment of a select R&D project acquired in the Allergan acquisition of $300.0 million.
(7)	Interest expense - Amount in interest expense includes the amortization of the fair value step up of senior secured notes assumed as part of the Forest and Allergan acquisitions.
(8)	Other income (expense), net – Other income (expense), net for the quarter ended September 30, 2015 primarily relates to amounts received in connection with divested assets.
(9)	Provision for income taxes - In addition to the income tax impact on the items above, the provision for income taxes included the impact of select discrete items.
(10)	Income / (loss) from discontinued operations – The Company excludes earnings from discontinued operations in computing adjusted earnings.
(11)	Dividends on preferred shares - The dividend impact is excluded from dilutive EPS as the Company is assuming the “if-converted” method of preferred shares.
(12)	Cost of sales (excludes amortization and impairment of acquired intangibles including product rights) – Amount in cost of sales in the three months ended September 30, 2014 included amortization of the Forest and Warner Chilcott related inventory step ups of $466.7 million as the inventory acquired in each acquisition was sold to the Company’s third party customers. Also included in cost of sales for the three months ended September 30, 2014 was integration and restructuring costs of $9.2 million, the purchase accounting impact on stock-based compensation associated with the Forest acquisition of $5.9 million, and expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $0.9 million.
(13)	Research and development – Amounts in research and development expenses in the three months ended September 30, 2014 includes integration and restructuring costs of $19.3 million primarily due to the Forest acquisition, the purchase accounting impact on stock-based compensation associated with the Forest and Furiex acquisitions of $46.1 million, expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $1.9 million and milestone payments associated with select R&D projects of $17.1 million.
(14)	Selling, general and administrative – Selling and marketing costs in the three months ended September 30, 2014 primarily included the purchase accounting impact on stock-based compensation associated with the Forest acquisition of $34.5 million, integration and restructuring costs related to the Forest and Warner Chilcott acquisitions of $40.3 million, as well as a charge of $105.0 million for an additional year of the non-tax deductible Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter of 2014 by the Internal Revenue Service. General and administrative expenses in the three months ended September 30, 2014 primarily included success fees associated with the Forest and Furiex acquisitions of $24.3 million, the purchase accounting impact on stock-based compensation associated with the acquisitions of Forest, Warner Chilcott and Furiex of $127.2 million and severance, restructuring, acquisition and integration costs associated with the acquisitions of Forest and Warner Chilcott of $79.3 million.
(15)	In-process research and development (“IPR&D”) impairments and asset sales and impairments, net – IPR&D impairments resulted from the abandonment of projects in connection with the Forest acquisition of $165.0 million as the Company reviewed all ongoing R&D projects of both legacy Forest and Actavis. As a result of that review, the Company aligned R&D expenditures with strategic priorities. Also included is the impairment of acquired IPR&D of $140.0 million due to identified triggering events in Q3 14 relating to the project.
(16)	Interest expense - Amount in interest expense includes the amortization of the fair value step up of senior secured notes assumed as part of the Warner Chilcott and Forest acquisitions.
(17)	Other income (expense), net – Other income (expense), net for the quarter ended September 30, 2014 includes the expensing of bridge loan commitment fees incurred in connection with the Forest acquisition of $2.9 million and the gain associated with the extinguishment of the Company’s former 7.75% senior notes of $29.9 million.

The following table presents Allergan plc’s GAAP to non-GAAP statement of operations for the nine months ended September 30, 2015 and 2014:

Table 2

ALLERGAN PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO NON-GAAP STATEMENT OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Net revenues	$10,873.5	$(3.8	) (1)	$10,869.7	$4,323.3	$0.1		$4,323.4

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	3,699.9	(1,098.8	) (2)	2,601.1	2,371.4	(695.4	) (12)	1,676.0
Research and development	1,927.9	(1,149.2	) (3)	778.7	368.6	(54.0	) (13)	314.6
Selling, general and administrative	3,353.1	(881.2	) (4)	2,471.9	1,539.7	(502.0	) (14)	1,037.7
Amortization	3,866.1	(3,866.1	) (5)	—	1,192.2	(1,192.2	) (5)	—
In-process research and development impairments	497.6	(497.6	) (6)	—	320.0	(320.0	) (15)	—
Asset sales and impairments, net	3.1	(3.1	) (6)	—	(5.3)	5.3	(15)	—

Total operating expenses	13,347.7	(7,496.0)		5,851.7	5,786.6	(2,758.3)		3,028.3

Operating (loss) / income	(2,474.2)	7,492.2		5,018.0	(1,463.3)	2,758.4		1,295.1

Non-operating income (expense):
Interest income	8.2	—		8.2	3.8	—		3.8
Interest expense	(852.0)	(50.6	) (7)	(902.6)	(284.0)	(23.4	) (16)	(307.4)
Other income (expense), net	(238.1)	234.3	(8)	(3.8)	15.3	(2.4	) (17)	12.9

Total other income (expense), net	(1,081.9)	183.7		(898.2)	(264.9)	(25.8)		(290.7)

(Loss) / income before income taxes and noncontrolling interest	(3,556.1)	7,675.9		4,119.8	(1,728.2)	2,732.6		1,004.4
(Benefit) / provision for income taxes	(1,456.9)	1,802.6	(9)	345.7	(306.6)	320.1	(9)	13.5

Net (loss) / income from continuing operations, net of tax	(2,099.2)	5,873.3		3,774.1	(1,421.6)	2,412.5		990.9
Income / (loss) from discontinued operations	6,647.9	(6,647.9	) (10)	—	524.3	(524.3	) (10)	—

Net income / (loss)	4,548.7	(774.6)		3,774.1	(897.3)	1,888.2		990.9

(Income) / loss attributable to noncontrolling interest	(2.6)	2.6		—	(0.3)	0.3		—

Net income / (loss) attributable to shareholders	4,546.1	(772.0)		3,774.1	(897.6)	1,888.5		990.9

Dividends on preferred shares	162.4	(162.4	) (11)	—	—	—	(11)	—

Net income / (loss) attributable to ordinary shareholders	$4,383.7	$(609.6)		$3,774.1	$(897.6)	$1,888.5		$990.9

Income / (loss) per share attributable to ordinary shareholders - basic:
Continuing operations	$(6.31)			$10.52	$(6.96)			$4.85
Discontinued operations	18.52			—	2.57			—

Net income / (loss) per share - basic	$12.21			$10.52	$(4.39)			$4.85

Income / (loss) per share attributable to ordinary shareholders - diluted:
Continuing operations	$(6.31)			$9.99	$(6.96)			$4.80
Discontinued operations	18.52			—	2.57			—

Net income / (loss) per share - diluted	$12.21			$9.99	$(4.39)			$4.80

Weighted average shares outstanding:
Basic	358.9			358.9	204.4			204.4

Diluted	358.9			377.7	204.4			206.6

Footnotes to the statement

(1)	Net revenues – Amounts included in the nine months ended September 30, 2015 represents upfront consideration recognized from out licensed products.
(2)	Cost of sales (excludes amortization and impairment of acquired intangibles including product rights) – Amount in cost of sales in the nine months ended September 30, 2015 includes amortization of the Forest, Allergan, Warner Chilcott and Durata related inventory step ups of $977.7 million as the inventory acquired in each acquisition was sold to the Company’s third party customers. Cost of sales in the nine months ended September 30, 2015 includes the expensing of inventory, inclusive of the purchase accounting step up related to unsalable inventory resulting from the sale of the Company’s respiratory business to Astra Zeneca of $35.3 million. Also included in cost of sales for the nine months ended September 30, 2015 was severance and severance related costs incurred in connection with the Allergan acquisition of $12.4 million, the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $19.2 million, and the expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $53.1 million.
(3)	Research and development – Research and development costs in the nine months ended September 30, 2015, primarily included upfront license fees and milestone payments associated with select R&D projects of $897.3 million, of which $571.7 million relates to the acquired R&D assets from Naurex and $250.0 million from the Merck license agreement. Research and development costs in the nine months ended September 30, 2015, also included severance and severance related costs incurred in connection with the Allergan acquisition of $83.7 million, the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $119.0 million, and the expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $34.7 million.

(4)	Selling, general and administrative - Selling and marketing costs in the nine months ended September 30, 2015, primarily included severance and severance related costs incurred in connection with the Allergan and Forest acquisitions of $81.9 million and the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $100.3 million. General and administrative costs in the nine months ended September 30, 2015 primarily included integration and severance expenses associated with the Allergan and Forest acquisitions of $285.2 million, acquisition related costs of $78.4 million, the purchase accounting impact on stock-based compensation associated with the Allergan and Forest acquisitions of $262.1 million, litigation charges of $20.5 million, and the reversal of mark-to-market unrealized (gains) / losses associated with foreign currency options exercisable in future periods.
(5)	Amortization – Includes amortization of acquired intangibles including product rights.
(6)	In-process research and development (“IPR&D”) impairments and asset sales and impairments, net – IPR&D impairments in the nine months ended September 30, 2015 relate primarily to a reduction in cash flows for women’s healthcare portfolio products acquired in the Warner Chilcott acquisition as planned promotional initiatives on these future products has been reduced of $192.1 million and the abandonment of a certain R&D project acquired in the Allergan acquisition of $300.0 million.
(7)	Interest expense - Amount in interest expense includes the amortization of the fair value step up of senior secured notes assumed as part of the Forest and Allergan acquisitions.
(8)	Other income (expense), net – Other income (expense), net for the nine months ended September 30, 2015 includes the amortization of bridge loan commitment fees incurred in connection with the Allergan acquisition of $264.9 million, a gain on an interest rate lock entered into in connection with the Allergan acquisition of $31.0 million, a loss on the sale of the respiratory business of $5.3 million including the impairment of royalty rights, and $5.0 million in proceeds received in connection with divested assets.
(9)	Provision for income taxes - In addition to the income tax impact on the items above, the provision for income taxes included the impact of select discrete items.
(10)	Income / (loss) from discontinued operations – The Company excludes earnings from discontinued operations in computing adjusted earnings.
(11)	Dividends on preferred shares - The dividend impact is excluded from dilutive EPS as the Company is assuming the “if-converted” method of preferred shares.
(12)	Cost of sales (excludes amortization and impairment of acquired intangibles including product rights) – Amount in cost of sales in the nine months ended September 30, 2014 included amortization of the Forest and Warner Chilcott related inventory step ups of $664.7 million as the inventory acquired in each acquisition was sold to the Company’s third party customers. Also included in cost of sales for the three months ended September 30, 2014 was integration and restructuring costs primarily related to the Forest acquisition, the purchase accounting impact on stock-based compensation associated with the Forest acquisition of $5.9 million, and expenses associated with the fair market value adjustments and accretion of contingent consideration obligations of $2.1 million.
(13)	Research and development – Amounts in research and development expenses in the nine months ended September 30, 2014 includes integration and restructuring costs of $23.7 million, the purchase accounting impact on stock-based compensation associated with the Forest and Furiex acquisitions of $46.1 million, expenses associated with the fair market value adjustments and accretion of contingent consideration obligations, which resulted in income of $(32.9) million and milestone payments associated with select R&D projects of $17.1 million.
(14)	Selling, general and administrative – Selling and marketing costs in the nine months ended September 30, 2014 primarily included the purchase accounting impact on stock-based compensation associated with the Forest acquisition of $34.5 million and integration and restructuring costs primarily related to the Forest and Warner Chilcott acquisitions of $48.2 million, termination costs relating to the Company’s co-promotion agreements with Valeant of $10.0 million, and a charge of $105.0 million for an additional year of the non-tax deductible Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter of 2014 by the Internal Revenue Service. General and administrative expenses in the nine months ended September 30, 2014 primarily included success fees associated with the Forest and Furiex acquisitions of $24.3 million, the purchase accounting impact on stock-based compensation associated with the acquisitions of Forest, Warner Chilcott and Furiex of $130.0 million, severance, restructuring, acquisition and integration costs associated with the acquisitions of Forest and Warner Chilcott.

(15)	In-process research and development (“IPR&D”) impairments and asset sales and impairments, net – IPR&D impairments in the nine months ended September 30, 2014 related primarily to the Estelle and Colvir products acquired in the Uteron Pharma acquisition after an identified triggering event. In addition the Company recorded an impairment due to the abandonment of projects in connection with the Forest acquisition of $165.0 million as the Company reviewed all ongoing R&D projects of both legacy Forest and Actavis. As a result of that review, the Company aligned R&D expenditures with strategic priorities. Also included is the impairment of acquired IPR&D of $140.0 million due to identified triggering events in Q3 14 relating to the project.
(16)	Interest expense - Amount in interest expense includes the amortization of the fair value step up of senior secured notes assumed as part of the Warner Chilcott and Forest acquisitions.
(17)	Other income (expense), net – Other income (expense), net for the nine months ended September 30, 2014 includes the expensing of bridge loan commitment fees incurred in connection with the then pending Forest acquisition of $25.8 million and the gain associated with the extinguishment of the Company’s former 7.75% senior notes of $29.9 million.

The following table details Allergan plc’s product revenue for significant promoted products globally, within the U.S., and internationally for the three and nine months ended September 30, 2015 and 2014.

Table 3

ALLERGAN PLC

NET REVENUES TOP PROMOTED PRODUCTS

(Unaudited; in millions)

	Three Months Ended September 30,
	Global				U.S.				International
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Botox®	$604.5	$—	$604.5	n.m.	$435.7	$—	$435.7	n.m.	$168.8	$—	$168.8	n.m.
Restasis®	328.3	—	328.3	n.m.	312.8	—	312.8	n.m.	15.5	—	15.5	n.m.
Namenda® IR	54.9	307.0	(252.1)	(82.1)%	54.9	307.0	(252.1)	(82.1)%	—	—	—	n.m.
Namenda XR®	214.5	120.6	93.9	77.9%	214.5	120.6	93.9	77.9%	—	—	—	n.m.
Fillers	167.6	—	167.6	n.m.	89.7	—	89.7	n.m.	77.9	—	77.9	n.m.
Lumigan®/Ganfort®	157.9	—	157.9	n.m.	71.7	—	71.7	n.m.	86.2	—	86.2	n.m.
Bystolic®	155.7	138.6	17.1	12.3%	155.3	138.1	17.2	12.5%	0.4	0.5	(0.1)	(20.0)%
Asacol®/Delzicol®	157.2	153.7	3.5	2.3%	141.9	135.2	6.7	5.0%	15.3	18.5	(3.2)	(17.3)%
Alphagan®/Combigan®	120.8	—	120.8	n.m.	81.4	—	81.4	n.m.	39.4	—	39.4	n.m.
Linzess®/Constella®	117.5	80.0	37.5	46.9%	117.5	79.7	37.8	47.4%	—	0.3	(0.3)	(100.0)%
Viibryd®/Fetzima®	84.5	66.4	18.1	27.3%	84.5	66.4	18.1	27.3%	—	—	—	n.m.
Lo Loestrin®	90.8	71.6	19.2	26.8%	89.8	70.8	19.0	26.8%	1.0	0.8	0.2	25.0%
Breast Implants	64.4	—	64.4	n.m.	32.5		32.5	n.m.	31.9	—	31.9	n.m.
Estrace® Cream	87.4	66.7	20.7	31.0%	87.4	66.7	20.7	31.0%	—	—	—	n.m.
Aczone®	48.0	—	48.0	n.m.	48.0	—	48.0	n.m.	—	—	—	n.m.
Minastrin® 24	74.4	54.0	20.4	37.8%	74.4	54.0	20.4	37.8%	—	—	—	n.m.
Other Products Revenues	984.5	591.9	392.6	66.3%	756.6	554.2	202.4	36.5%	227.9	37.7	190.2	504.5%

Total Products Revenues	3,512.9	1,650.5	1,862.4	112.8%	2,848.6	1,592.7	1,255.9	78.9%	664.3	57.8	606.5	1049.3%

ANDA Revenues	576.0	500.3	75.7	15.1%	576.0	500.3	75.7	15.1%	—	—	—

Total Net Revenues	$4,088.9	$2,150.8	$1,938.1	90.1%	$3,424.6	$2,093.0	$1,331.6	63.6%	$664.3	$57.8	$606.5	1049.3%

	Nine Months Ended September 30,
	Global				U.S.				International
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Botox®	$1,320.1	$—	$1,320.1	n.m.	$926.6	$—	$926.6	n.m.	$393.4	$—	$393.4	n.m.
Restasis®	683.2	—	683.2	n.m.	651.4	—	651.4	n.m.	31.8	—	31.8	n.m.
Namenda® IR	532.9	307.0	225.9	73.6%	532.9	307.0	225.9	73.6%	—	—	—	n.m.
Namenda XR®	569.8	120.6	449.2	372.5%	569.8	120.6	449.2	372.5%	—	—	—	n.m.
Fillers	388.1	—	388.1	n.m.	206.6	—	206.6	n.m.	181.5	—	181.5	n.m.
Lumigan®/Ganfort®	355.5	—	355.5	n.m.	165.9	—	165.9	n.m.	189.6	—	189.6	n.m.
Bystolic®	476.9	138.6	338.3	244.1%	476.1	138.1	338.0	244.8%	0.8	0.5	0.3	60.0%
Asacol®/Delzicol®	455.7	455.4	0.3	0.1%	407.8	401.2	6.6	1.6%	47.9	54.2	(6.3)	(11.6)%
Alphagan®/Combigan®	272.3	—	272.3	n.m.	184.9	—	184.9	n.m.	87.4	—	87.4	n.m.
Linzess®/Constella®	325.8	80.0	245.8	307.3%	325.8	79.7	246.1	308.8%	—	0.3	(0.3)	(100.0)%
Viibryd®/Fetzima®	244.8	66.4	178.4	268.7%	244.8	66.4	178.4	268.7%	—	—	—	n.m.
Lo Loestrin®	253.3	202.0	51.3	25.4%	251.7	201.2	50.5	25.1%	1.6	0.8	0.8	100.0%
Breast Implants	145.8	—	145.8	n.m.	66.2	—	66.2	n.m.	79.6	—	79.6	n.m.
Estrace® Cream	229.4	177.9	51.5	28.9%	229.4	177.9	51.5	28.9%	—	—	—	n.m.
Aczone®	114.3	—	114.3	n.m.	114.3	—	114.3	n.m.	—	—	—	n.m.
Minastrin® 24	195.9	158.4	37.5	23.7%	195.3	158.4	36.9	23.3%	0.6	—	0.6	n.m.
Other Products Revenues	2,631.3	1,136.9	1,494.4	131.4%	2,143.7	1,068.5	1,075.2	100.6%	487.6	68.4	419.2	612.8%

Total Products Revenues	9,195.1	2,843.2	6,351.9	223.4%	7,693.3	2,719.0	4,974.3	182.9%	1,501.8	124.2	1,377.6	1109.2%

ANDA Revenues	1,678.4	1,480.1	198.3	13.4%	1,678.4	1,480.1	198.3	13.4%	—	—	—

Total Net Revenues	$10,873.5	$4,323.3	$6,550.2	151.5%	$9,371.7	$4,199.1	$5,172.6	123.2%	$1,501.8	$124.2	$1,377.6	1109.2%

The following table presents Allergan plc’s Condensed Consolidated Balance Sheets as of September 30, 2015 and December 31, 2014.

Table 4

ALLERGAN PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	September 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$2,063.9	$250.0
Marketable securities	7.0	1.0
Accounts receivable, net	2,143.2	1,107.9
Inventories	1,285.4	976.7
Other current assets	7,357.1	955.8
Assets held for sale	14,375.8	12,033.0
Property, plant and equipment, net	1,569.9	283.4
Investments and other assets	565.5	188.0
Product rights and other intangibles, net	67,133.4	16,096.6
Goodwill	46,315.1	20,865.6

Total assets	$142,816.3	$52,758.0

Liabilities & Equity
Current liabilities	$6,683.5	$3,781.8
Liabilities held for sale	2,089.4	2,006.4
Long-term debt and capital leases	40,648.1	14,837.7
Deferred income taxes and other liabilities	15,915.2	3,796.6
Total equity	77,480.1	28,335.5

Total liabilities and equity	$142,816.3	$52,758.0

The following table presents Allergan plc’s Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2015 and 2014.

Table 5

ALLERGAN PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash Flows From Operating Activities:
Net income / (loss)	$5,302.6	$(1,042.8)	$4,548.7	$(897.3)

Reconciliation to net cash provided by operating activities:
Depreciation	51.4	64.6	183.9	169.7
Amortization	1,593.9	873.6	4,192.8	1,720.7
Provision for inventory reserve	45.2	34.9	108.6	110.2
Share-based compensation	109.8	228.2	510.5	259.4
Deferred income tax benefit	(6,882.0)	(261.0)	(7,470.9)	(412.5)
In-process research and development impairments	300.0	305.0	497.6	321.3
Loss / (gain) on asset sales and impairments, net	(1.2)	6.8	57.2	34.2
Amortization of inventory step up	313.7	493.3	1,019.8	703.3
Amortization of deferred financing costs	8.7	8.0	289.2	34.4
Accretion and contingent consideration	81.1	3.7	89.2	(24.2)
Excess tax benefit from stock-based compensation	(17.7)	—	(54.0)	(22.7)
Non-cash impact of debt extinguishment	—	(91.7)	—	(91.7)
Other, net	(9.4)	(9.1)	54.9	(19.1)
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	532.1	(202.7)	(364.0)	(365.6)
Decrease / (increase) in inventories	(35.3)	(112.3)	(270.1)	(266.7)
Decrease / (increase) in prepaid expenses and other current assets	(86.4)	38.8	(3.3)	69.3
Increase / (decrease) in accounts payable and accrued expenses	(399.2)	239.3	(290.6)	292.3
Increase / (decrease) in income and other taxes payable	112.8	(50.7)	(103.4)	(152.1)
Increase / (decrease) in other assets and liabilities	28.1	(3.6)	(21.6)	(31.5)

Net cash provided by operating activities	1,048.2	522.3	2,974.5	1,431.4

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(102.5)	(93.3)	(350.7)	(174.1)
Additions to product rights and other intangibles	(62.6)	(0.1)	(91.1)	(0.1)
Additions to investments	(6.0)	—	(27.0)	—
Proceeds from sale of investments and other assets	—	434.7	855.8	452.7
Proceeds from sales of property, plant and equipment	52.1	7.8	133.6	12.0
Acquisitions of businesses, net of cash acquired	(132.8)	(4,803.4)	(35,242.7)	(4,922.6)

Net cash (used in) investing activities	(251.8)	(4,454.3)	(34,722.1)	(4,632.1)

Cash Flows From Financing Activities:
Proceeds from borrowings of long-term indebtedness	—	4,400.0	26,456.4	8,076.2
Proceeds from borrowings on credit facility and other	—	—	2,882.0	80.0
Debt issuance and other financing costs	—	(6.3)	(310.8)	(58.2)
Payments on debt, including capital lease obligations	(230.5)	(4,407.7)	(4,326.7)	(4,875.5)
Proceeds from issuance of preferred shares	—	—	4,929.7	—
Proceeds from issuance of ordinary shares	—	—	4,071.1	—
Proceeds from stock plans	87.6	35.2	195.8	43.3
Payments of contingent consideration	(46.3)	(4.8)	(138.3)	(12.6)
Repurchase of ordinary shares	(7.2)	(40.3)	(108.2)	(99.7)
Dividends	(69.7)	—	(138.4)	—
Excess tax benefit from stock-based compensation	17.7	—	54.0	22.7

Net cash (used in) / provided by financing activities	(248.4)	(23.9)	33,566.6	3,176.2

Effect of currency exchange rate changes on cash and cash equivalents	(2.0)	1.7	(5.1)	(2.1)
Movement in cash held for sale	—	—	—	37.0

Net increase / (decrease) in cash and cash equivalents	546.0	(3,954.2)	1,813.9	10.4
Cash and cash equivalents at beginning of period	1,517.9	4,293.6	250.0	329.0

Cash and cash equivalents at end of period	$2,063.9	$339.4	$2,063.9	$339.4

The following table presents a reconciliation of Allergan plc’s reported net (loss) / income from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP net income and diluted earnings per share for the three and nine months ended September 30, 2015 and September 30, 2014:

Table 6

ALLERGAN PLC

RECONCILIATION TABLE

(Unaudited; in millions except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP to non-GAAP net income calculation

GAAP (loss) from continuing operations attributable to shareholders	$(856.2)	$(1,162.1)	$(2,101.8)	$(1,421.9)
Adjusted for:
Amortization	1,560.2	705.0	3,866.1	1,192.2
Acquisition and licensing charges (1)	1,379.9	867.8	3,192.0	1,152.5
Accretion on contingent liabilities	7.7	4.2	19.8	12.5
Impairment/asset sales and related costs	290.0	299.6	528.2	315.1
Non-recurring losses (gains)	4.5	75.2	42.2	75.2
Legal settlements	17.5	(10.0)	20.5	(7.5)
Income taxes on items above	(956.1)	(216.2)	(1,792.9)	(327.2)

Non-GAAP net income attributable to shareholders	$1,447.5	$563.5	$3,774.1	$990.9

Diluted earnings per share

Diluted (loss) per share from continuing operations attributable to shareholders - GAAP	$(2.18)	$(4.40)	$(5.86)	$(6.96)

Diluted (loss) earnings per share attributable to shareholders - NON GAAP	$3.48	$2.11	$9.99	$4.80

Basic weighted average ordinary shares outstanding	393.6	264.3	358.9	204.4
Effect of dilutive securities:
Dilutive shares	22.7	3.1	18.8	2.2

Diluted weighted average ordinary shares outstanding	416.3	267.4	377.7	206.6

(1)	Includes stock-based compensation due to the Allergan, Forest and Warner Chilcott acquisitions as well as the valuation accounting impact in interest expense, net.

The following table presents a reconciliation of Allergan plc’s reported net (loss) from continuing operations attributable to shareholders for the three and nine months ended September 30, 2015 and 2014 to adjusted EBIT:

Table 7

ALLERGAN PLC

ADJUSTED EBIT, RECONCILIATION TABLE

(Unaudited; in millions)

	Three Months Ended September 30,
	2015	2014

GAAP (loss) from continuing operations attributable to shareholders	$(856.2)	$(1,162.1)
Plus:
Interest expense	340.2	132.1
Interest income	(3.8)	(1.6)
(Benefit) / provision for income taxes	(824.9)	(221.0)

EBIT	(1,344.7)	(1,252.6)

Adjusted for:
Acquisition and licensing and other charges	1,399.3	880.3
Impairment/asset sales and related costs	290.0	299.6
Non-recurring losses (gains)	4.5	75.2
Legal settlements	17.5	(10.0)
Amortization	1,560.2	705.0
Accretion on contingent liabilities	7.7	4.2

Adjusted EBIT	1,934.5	701.7

	Nine Months Ended September 30,
	2015	2014

GAAP (loss) from continuing operations attributable to shareholders	$(2,101.8)	$(1,421.9)
Plus:
Interest expense	852.0	284.0
Interest income	(8.2)	(3.8)
(Benefit) / provision for income taxes	(1,456.9)	(306.6)

EBIT	(2,714.9)	(1,448.3)

Adjusted for:
Acquisition and licensing and other charges	3,242.5	1,176.1
Impairment/asset sales and related costs	528.2	315.1
Non-recurring losses (gains)	42.2	75.2
Legal settlements	20.5	(7.5)
Amortization	3,866.1	1,192.2
Accretion on contingent liabilities	19.8	12.5

Adjusted EBIT	5,004.4	1,315.3

The following table presents a reconciliation of Allergan plc’s reported net (loss) from continuing operations attributable to shareholders for the three and nine months ended September 30, 2015 and 2014 to adjusted EBITDA:

Table 8

ALLERGAN PLC

ADJUSTED EBITDA, RECONCILIATION TABLE

(Unaudited; in millions)

	Three Months Ended September 30,
	2015	2014

GAAP (loss) from continuing operations attributable to shareholders	$(856.2)	$(1,162.1)
Plus:
Interest expense	340.2	132.1
Interest income	(3.8)	(1.6)
(Benefit) / provision for income taxes	(824.9)	(221.0)
Depreciation (includes accelerated depreciation)	39.3	25.2
Amortization	1,560.2	705.0

EBITDA	254.8	(522.4)

Adjusted for:
Acquisition and licensing and other charges	1,321.1	666.6
Impairment/asset sales and related costs	290.0	299.6
Non-recurring losses (gains)	4.5	75.2
Legal settlements	17.5	(10.0)
Accretion on contingent liabilities	7.7	4.2
Share-based compensation	117.7	239.4

Adjusted EBITDA	$2,013.3	$752.6

	Nine Months Ended September 30,
	2015	2014

GAAP (loss) from continuing operations attributable to shareholders	$(2,101.8)	$(1,421.9)
Plus:
Interest expense	852.0	284.0
Interest income	(8.2)	(3.8)
(Benefit) / provision for income taxes	(1,456.9)	(306.6)
Depreciation (includes accelerated depreciation)	99.2	44.9
Amortization	3,866.1	1,192.2

EBITDA	1,250.4	(211.2)

Adjusted for:
Acquisition and licensing and other charges	2,726.6	957.4
Impairment/asset sales and related costs	528.2	315.1
Non-recurring losses (gains)	42.2	75.2
Legal settlements	20.5	(7.5)
Accretion on contingent liabilities	19.8	12.5
Share-based compensation	628.0	259.6

Adjusted EBITDA	$5,215.7	$1,401.1

The following tables present a reconciliation of Allergan plc’s reported net revenues, cost of sales and SG&A for the three and nine months ended September 30, 2015 and 2014 to adjusted net revenues, adjusted cost of sales, adjusted gross profit, adjusted gross margin as a percentage of adjusted net revenues, adjusted SG&A and adjusted SG&A as a percentage of adjusted net revenues:

Table 9

ALLERGAN PLC

ADJUSTED GROSS MARGIN AS A PERCENTAGE OF ADJUSTED NET REVENUES

(Unaudited; in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net Revenues:
Net revenues	$4,088.9	$2,150.8	$10,873.5	$4,323.3
Adjustments to net revenue ((remove from) / add to)
Income related to divested assets and other	(3.7)	—	(3.8)	0.1

Adjusted net revenues	$4,085.2	$2,150.8	$10,869.7	$4,323.4

Cost of Sales (1):
Cost of Sales	$1,242.9	$1,183.1	$3,699.9	$2,371.4
Adjustments to cost of sales ((remove from) / add to)
Integration, restructuring and other	(0.4)	(9.2)	(48.8)	$(22.7)
Contingent consideration fair value and accretion adjustment	(20.6)	(0.9)	(53.1)	(2.1)
Acquisition accounting fair market value adjustment to stock-based compensation	(4.3)	(5.9)	(19.2)	(5.9)
Purchase accounting adjustments	(292.9)	(466.7)	(977.7)	(664.7)

Adjusted cost of sales	$924.7	$700.4	$2,601.1	$1,676.0

Adjusted gross profit	3,160.5	1,450.4	8,268.6	2,647.4

Adjusted gross profit as a percentage of adjusted net revenues	77.4%	67.4%	76.1%	61.2%

SG&A:
SG&A	$1,073.2	$963.1	$3,353.1	$1,539.7
Adjustments to SG&A ((remove from) / add to)
Legal matters	(17.5)	10.0	(20.5)	7.5
Acquisition, integration, restructuring and other expenses	(93.2)	(133.3)	(377.7)	(199.8)
Mark to market adjustments	(4.5)	—	(42.2)	—
Contract termination payments	—	—	—	(10.0)
Acquisition related costs	—	(24.3)	(78.4)	(30.1)
Branded Prescription Drug Fee	—	(105.1)	—	(105.1)
Acquisition accounting fair market value adjustment to stock-based compensation	(43.2)	(161.7)	(362.4)	(164.5)

Adjusted SG&A	$914.8	$548.7	$2,471.9	$1,037.7

Adjusted SG&A as a percentage of adjusted net revenues	22.4%	25.5%	22.7%	24.0%

(1)	Cost of sales excludes amortization and impairment of acquired intangibles.

The following table presents a reconciliation of Allergan plc’s expected GAAP Research & Development expense to adjusted Research & Development expense for the three and nine months ended September 30, 2015 and 2014, respectively:

Table 10

ALLERGAN PLC

ADJUSTED R&D EXPENSE

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; $ in millions)	2015	2014	2015	2014
Research and Development expense	$1,260.5	$276.6	$1,927.9	$368.6
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments adjustments and accretion	(60.1)	(1.9)	(34.7)	32.9
Brand related milestone payments and upfront license payments	(857.3)	(17.1)	(897.3)	(17.1)
Acquisition, integration & restructuring expenses	(22.7)	(19.3)	(98.2)	(23.7)
Acquisition accounting fair market value adjustment to stock-based compensation	(15.4)	(46.1)	(119.0)	(46.1)

Adjusted research and development expense	$305.0	$192.2	$778.7	$314.6